PULASKI FINANCIAL REPORTS first FISCAL quarter RESULTS

•	Diluted EPS was $0.26 in each of the quarters ended December 31, 2015 and 2014

•	Annualized return on average assets was 0.84% in December 2015 quarter compared with 0.93% in last year’s quarter

•	Annualized return on average common equity for December 2015 quarter at 10.28% versus 10.91% in December 2014 quarter

•	Net interest income up 8% from prior-year quarter as the result of loan growth partially offset by a decline in the net interest margin

•	Mortgage revenues up 48% from prior-year quarter on increases in loans originated for refinancing and home purchase activity combined with an improvement in the net profit margin

•	Net credit costs decreased $1.4 million compared with prior-year quarter on continued improvement in asset quality and collection of significant recoveries on loans charged off in prior periods

•	Non-interest expense up 22% from prior-year quarter on higher compensation expense resulting from increases in staffing related to lending activities and regulatory compliance, and certain merger-related expenses

•	Loan portfolio balance at December 31, 2015 increased $33.9 million, or 3%, from September 30, 2015 on growth in commercial and residential loans

•	Deposits up $76.4 million, or 7%, during the quarter on substantial growth in retail, municipal and public entity deposits, and to a lesser extent, growth in commercial deposits

•	Book value per common share grew to $10.37 at December 31, 2015 from $10.19 at September 30, 2015

ST. LOUIS, January 27, 2016 —Pulaski Financial Corp. (Nasdaq Global Select: PULB, the “Company”) reported net income available to common shareholders for the quarter ended December 31, 2015 of $3.2 million, or $0.26 per diluted common share, compared with $3.1 million, or $0.26 per diluted common share, for the same quarter last year and $3.6 million, or $0.29 per diluted common share, for the linked quarter ended September 30, 2015.

Earnings for the quarter benefited from significant increases in net interest income and mortgage revenues combined with significantly lower credit costs compared with the same quarter last year. Also impacting the comparability of earnings with last year’s quarter were $666,000 of merger-related professional fees incurred in the December 2015 quarter, which reduced diluted earnings per share by $0.03, and the receipt of a $688,000 payment from the Company’s insurance carrier during the December 2014 quarter, representing a partial recovery of a loss incurred in a prior fiscal year as the result of a fraud perpetrated against the Bank by one of its commercial loan customers, which increased diluted earnings per share by $0.04.

Net interest income for the quarter was up 8% from the same quarter last year as the Company benefited from growth in portfolio loans and residential mortgage loans held for sale. This growth more than offset a decline in the net interest margin that resulted primarily from market driven declines in loan interest rates. The total balance of portfolio loans at December 31, 2015 increased $33.9 million, or 3%, from September 30, 2015, due to increases in commercial loans and residential first mortgage loans. The commercial loan portfolio increased $24.1 million, or 3%, with growth in all loan categories except non-owner occupied commercial real estate loans. In addition, the Company continued to be successful in marketing “niche” adjustable-rate loan products, resulting in an $8.7 million, or 3%, increase in residential first mortgage loans during the quarter.

Mortgage revenues increased 48% over the same quarter last year, as the demand for loans to finance home purchases remained strong. The Company saw a 39% increase in loans to finance home purchases compared with last year’s quarter. In addition, low market interest rates continued to fuel strong customer demand for loans to refinance existing mortgages, resulting in a 92% increase in refinancing volume.

The Company recorded an $800,000 credit to the provision for loan losses for the December 2015 quarter as the result of significant recoveries collected during the quarter combined with continued improvement in asset quality. Recoveries totaled $1.4 million in the current-year quarter compared with $145,000 in the same period last year. Following extended collection efforts, approximately $1.1 million was recovered from two commercial borrowers during the quarter related to loans that were charged off in previous periods. The balance of non-performing assets decreased 12% from September 30, 2015, dropping the quarter-end ratio of non-performing assets to total assets to 1.22%. The ratio of the allowance for loan losses to total loans was 1.28% at December 31, 2015 compared with 1.31% at September 30, 2015.

Gary Douglass, President and Chief Executive Officer, commented, “We are very pleased with our quarterly results driven by meaningful loan portfolio growth, significant growth in mortgage-related revenues and continued improvement in net credit costs. In addition, the strong residential loan demand during the quarter resulted in a 68% increase in the quarter-end balance of loans held for sale. This will give us strong momentum going into our second fiscal quarter, which has historically been negatively impacted by a seasonal slowdown in residential mortgage demand.”

Pending Merger

On December 3, 2015, the Company and First Busey Corporation, Champaign, Illinois (“First Busey”) announced that they entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which First Busey will acquire the Company and the Bank. Under the terms of the Merger Agreement, each share of Company common stock will be converted into the right to receive 0.79 of a share of First Busey common stock. Consummation of the transaction remains subject to customary closing conditions, including receipt of requisite shareholder approval and all required regulatory approvals.

First Busey has filed a registration statement on Form S-4 with the SEC in connection with the proposed transaction. The registration statement includes a proxy statement of First Busey and the Company that also constitutes a prospectus of First Busey, which will be sent to the stockholders of each of the Company and First Busey. Stockholders are advised to read the proxy statement/prospectus when it becomes available because it will contain important information about First Busey, the Company and the proposed transaction. This document and other documents relating to the merger filed by First Busey and the Company can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing First Busey’s website at www.busey.com under the tab “Investor Relations” and then under “SEC Filings” or by accessing the Company’s website at www.pulaskibank.com under the tab “Our Story” and then under “Shareholder Relations” and “SEC Filings”. Alternatively, these documents, when available, can be obtained free of charge from First Busey upon written request to First Busey Corporation, Corporate Secretary, 100 W. University Avenue, Champaign, Illinois 61820 or by calling (217) 365-4544, or from the Company, upon written request to Pulaski Financial Corp., Corporate Secretary, 12300 Olive Boulevard, St. Louis, Missouri 63141 or by calling 314-878-2210.

First Busey, the Company and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed transaction under the rules of the SEC. Information about these participants may be found in the definitive proxy statement of First Busey relating to its 2015 Annual Meeting of Stockholders filed with the SEC by First Busey on April 17, 2015 and the definitive proxy statement of Pulaski relating to its 2016 Annual Meeting of Stockholders filed with the SEC on December 23, 2015. These definitive proxy statements can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available.

About Pulaski Financial

Pulaski Financial Corp., operating in its 94th year through its subsidiary, Pulaski Bank, offers a full line of quality retail and commercial banking products through 13 full-service branch offices in the St. Louis metropolitan area. The Bank also offers mortgage loan products through loan production offices in the St. Louis, Kansas City, Chicago and Omaha-Council Bluffs metropolitan areas, mid-Missouri, southwestern Missouri, eastern Kansas, and Lincoln, Nebraska. The Company’s website can be accessed at www.pulaskibank.com.

This news release may contain forward-looking statements about Pulaski Financial Corp., which the Company intends to be covered under the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These forward-looking statements cover, among other things, anticipated future revenue and expenses and the future plans and prospects of the Company. These statements often include the words "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans," "targets," "potentially," "probably," "projects," "outlook" or similar expressions. You are cautioned that forward-looking statements involve uncertainties, and important factors could cause actual results to differ materially from those anticipated, including changes in general business and economic conditions, changes in interest rates, legal and regulatory developments, increased competition from both banks and non-banks, changes in customer behavior and preferences, and effects of critical accounting policies and judgments. For discussion of these and other risks that may cause actual results to differ from expectations, refer to our Annual Report on Form 10-K for the year ended September 30, 2015 on file with the SEC, including the sections entitled "Risk Factors." These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.

For Additional Information Contact:

Paul Milano

Chief Financial Officer

Pulaski Financial Corp.

(314) 878-2210

Tables follow...

PULASKI FINANCIAL CORP.

CONDENSED STATEMENTS OF INCOME

(Unaudited)

	(Dollars in thousands except per share data)

	Three Months Ended
	December 31,	September 30,	December 31,
	2015	2015	2014
Interest income	$13,307	$12,933	$12,223
Interest expense	1,600	1,476	1,373

Net interest income	11,707	11,457	10,850
Provision for loan losses	(800)	500	500

Net interest income after provision for loan losses	12,507	10,957	10,350

Mortgage revenues	2,183	3,103	1,474
Retail banking fees	1,064	1,094	1,055
SBA loan sale revenues	64	14	179
Proceeds from insurance settlement	—	—	688
Other	299	305	320
Total non-interest income	3,610	4,516	3,716

Salaries and employee benefits	6,359	5,682	4,970
Occupancy, equipment and data processing expense	3,063	3,221	2,794
Advertising	155	182	172
Professional services	338	441	497
Merger-related expenses	666	—	—
FDIC deposit insurance premium expense	251	229	259
Real estate foreclosure (recoveries) losses and expenses, net	(13)	29	77
Other	561	556	557
Total non-interest expense	11,380	10,340	9,326

Income before income taxes	4,737	5,133	4,740
Income tax expense	1,581	1,581	1,605
Net income after tax	3,156	3,552	3,135
Earnings available to common shares	$3,156	$3,552	$3,135

Annualized Performance Ratios
Return on average assets	0.84%	0.98%	0.93%
Return on average common equity	10.28%	11.79%	10.91%
Interest rate spread	3.23%	3.27%	3.32%
Net interest margin	3.33%	3.38%	3.43%

SHARE DATA
Weighted average common shares outstanding - basic	11,896,508	11,883,373	11,715,120
Weighted average common shares outstanding - diluted	12,080,234	12,065,763	12,063,777
Basic earnings per common share	$0.27	$0.30	$0.27
Diluted earnings per common share	$0.26	$0.29	$0.26
Dividends per common share	$0.095	$0.095	$0.095

PULASKI FINANCIAL CORP.

SELECTED BALANCE SHEET DATA

(Unaudited)

	(Dollars in thousands)

	December 31,	September 30,
	2015	2015
Total assets	$1,645,736	$1,521,694
Loans receivable, net	1,222,235	1,188,369
Allowance for loan losses	15,853	15,799
Mortgage loans held for sale, net	189,669	112,651
Investment securities	47,909	47,528
Capital stock of Federal Home Loan Bank/Federal Reserve Bank	13,216	11,156
Cash and cash equivalents	88,510	79,784
Deposits	1,214,200	1,137,805
Borrowed money	269,600	219,854
Subordinated debentures	19,589	19,589
Stockholders' equity - common	124,002	121,498
Total book value per common share	$10.37	$10.19
Tangible book value per common share (1)	$10.04	$9.86
Tangible common equity to total assets	7.31%	7.75%
Regulatory capital ratios: (2)
Pulaski Financial Corp. Consolidated:
Tier 1 leverage capital (to average assets)	9.31%	9.47%
Total risk-based capital (to risk-weighted assets)	11.42%	11.99%
Pulaski Bank Only:
Tier 1 leverage capital (to average assets)	9.64%	9.83%
Total risk-based capital (to risk-weighted assets)	11.78%	12.41%

(1)	Tangible book value per common share represents total common stockholders' equity less goodwill divided by common shares outstanding.
(2)	December 31, 2015 regulatory capital ratios are estimated.

	December 31,	September 30,
	2015	2015
LOANS RECEIVABLE
Single-family residential:
First mortgage	$326,991	$318,268
Second mortgage	41,148	41,822
Home equity lines of credit	69,188	70,530
Total single-family residential real estate	437,327	430,620
Commercial:
Commercial and multi-family real estate:
Owner occupied	155,060	147,655
Non-owner occupied	251,349	253,216
Land acquisition and development	34,942	32,584
Real estate construction and development	85,601	79,390
Commercial and industrial	268,195	258,229
Total commercial	795,147	771,074
Consumer and installment	3,243	1,651
	1,235,717	1,203,345
Add (less):
Deferred loan costs	5,292	5,243
Loans in process	(2,921)	(4,420)
Allowance for loan losses	(15,853)	(15,799)
Total	$1,222,235	$1,188,369

Weighted average rate at end of period	3.96%	3.97%

	December 31, 2015		September 30, 2015
		Weighted		Weighted
		Average		Average
		Interest		Interest
DEPOSITS	Balance	Rate	Balance	Rate
Demand deposits:	(Dollars in thousands)
Non-interest-bearing checking	$240,034	0.00%	$203,551	0.00%
Interest-bearing checking	231,200	0.11%	225,967	0.11%
Savings accounts	44,670	0.12%	43,938	0.12%
Money market	228,274	0.30%	228,679	0.31%
Total demand deposits	744,178	0.13%	702,135	0.14%

Certificates of Deposit:
Traditional	339,678	0.92%	323,593	0.88%
CDARS	100,386	0.60%	82,106	0.50%
Brokered	29,978	0.74%	29,971	0.59%
Total certificates of deposit	470,042	0.84%	435,670	0.79%
Total deposits	$1,214,220	0.41%	$1,137,805	0.39%

PULASKI FINANCIAL CORP.

RESIDENTIAL MORTGAGE LOAN ACTIVITY

(Unaudited)

RESIDENTIAL MORTGAGE LOANS ORIGINATED FOR SALE

	Three Months Ended			Three Months Ended
	December 31, 2015			December 31, 2014
	Mortgage	Home		Mortgage	Home
	Refinancings	Purchases	Total	Refinancings	Purchases	Total
(In thousands)
First quarter	$182,179	$233,286	$415,465	$94,694	$167,472	$262,166

RESIDENTIAL MORTGAGE LOANS SOLD TO INVESTORS

	Three Months Ended			Three Months Ended
	December 31, 2015			December 31, 2014
			Net			Net
	Loans	Mortgage	Profit	Loans	Mortgage	Profit
	Sold	Revenues	Margin	Sold	Revenues	Margin
(Dollars in thousands)
First quarter	$332,610	$2,183	0.66%	$229,565	$1,474	0.64%

PULASKI FINANCIAL CORP.

NONPERFORMING ASSETS

(Unaudited)

	(In thousands)

	December 31,	September 30,
NON-PERFORMING ASSETS	2015	2015
Non-accrual loans:
Single-family residential real estate:
First mortgage	$3,199	$2,821
Second mortgage	668	651
Home equity lines of credit	1,674	1,533
	5,541	5,005
Commercial:
Commercial and multi-family real estate	—	230
Commercial and industrial	300	304
Total commercial	300	534
Total non-accrual loans	5,841	5,539

Non-Accrual Troubled debt restructurings: (1)
Current under the restructured terms:
Single-family residential real estate:
First mortgage	4,787	4,697
Second mortgage	755	777
Home equity lines of credit	788	763
Total single-family residential real estate	6,330	6,237
Commercial:
Commercial and multi-family real estate	1,023	3,211
Commercial and industrial	228	321
Total commercial	1,251	3,532
Total current troubled debt restructurings	7,581	9,769
Past due under restructured terms:
Single-family residential real estate:
First mortgage	1,427	1,879
Second mortgage	187	167
Home equity lines of credit	53	208
Total single-family residential real estate	1,667	2,254
Commercial:
Land acquisition and development	134	—
Real estate construction and development	—	12
Commercial and industrial	76	—
Total commercial	210	12
Total past due troubled debt restructurings	1,877	2,266
Total non-accrual troubled debt restructurings	9,458	12,035
Total non-performing loans	15,299	17,574
Real estate acquired in settlement of loans:
Residential real estate	349	744
Commercial real estate	4,406	4,407
Total real estate acquired in settlement of loans	4,755	5,151
Total non-performing assets	$20,054	$22,725

(1)	Troubled debt restructured includes non-accrual loans totaling $9.5 million and $12.0 million at December 31, 2015 September 30, 2015, respectively. These totals are not included in non-accrual loans above.

PULASKI FINANCIAL CORP.

ALLOWANCE FOR LOAN LOSSES AND ASSET QUALITY RATIOS

(Unaudited)

	(Dollars in thousands)

	Three Months
	Ended December 31,
ALLOWANCE FOR LOAN LOSSES	2015	2014
Allowance for loan losses, beginning of period	$15,799	$15,978
Provision charged to expense	(800)	500
Charge-offs:
Single-family residential real estate:
First mortgage	107	169
Second mortgage	110	152
Home equity	284	284
Total single-family residential real estate	501	605
Commercial:
Commercial and industrial	—	29
Total commercial	—	29
Consumer and installment	36	63
Total charge-offs	537	697
Recoveries:
Single-family residential real estate:
First mortgage	12	3
Second mortgage	24	13
Home equity	80	95
Total single-family residential real estate	116	111
Commercial:
Commercial and multi-family real estate	94	9
Land acquisition and development	—	8
Real estate construction and development	252	3
Commercial and industrial	915	7
Total commercial	1,261	27
Consumer and installment	14	7
Total recoveries	1,391	145
Net charge-offs	(854)	552
Balance, end of period	$15,853	$15,926

	December 31,	September 30,
ASSET QUALITY RATIOS	2015	2015
Non-performing loans as a percent of total loans	1.24%	1.46%
Non-performing loans excluding current troubled debt
restructurings as a percent of total loans	0.62%	0.65%
Non-performing assets as a percent of total assets	1.22%	1.49%
Non-performing assets excluding current troubled debt
restructurings as a percent of total assets	0.76%	0.85%
Allowance for loan losses as a percent of total loans	1.28%	1.31%
Allowance for loan losses as a percent
of non-performing loans	103.62%	89.90%
Allowance for loan losses as a percent of
non-performing loans excluding current troubled debt
restructurings and related allowance for loan losses	198.43%	197.40%

PULASKI FINANCIAL CORP.

AVERAGE BALANCE SHEETS

(Unaudited)

	(Dollars in thousands)

	Three Months Ended
	December 31, 2015			December 31, 2014
		Interest	Average		Interest	Average
	Average	and	Yield/	Average	and	Yield/
Interest-earning assets:	Balance	Dividends	Cost	Balance	Dividends	Cost
Loans receivable	$1,205,762	$11,883	3.94%	$1,129,910	$11,406	4.04%
Mortgage loans held for sale	123,246	1,264	4.11%	67,903	703	4.14%
Other interest-earning assets	75,822	160	0.84%	68,981	115	0.67%
Total interest-earning assets	1,404,830	13,307	3.79%	1,266,794	12,224	3.86%
Non-interest-earning assets	92,663			83,337
Total assets	$1,497,493			$1,350,131

Interest-bearing liabilities:
Deposits	$939,610	$1,240	0.53%	$845,853	$894	0.42%
Borrowed money	195,644	360	0.74%	176,507	480	1.09%
Total interest-bearing liabilities	1,135,254	1,600	0.56%	1,022,360	1,374	0.54%
Non-interest-bearing deposits	217,625			198,843
Non-interest-bearing liabilities	20,006			14,024
Stockholders' equity	124,608			114,904
Total liabilities and stockholders' equity	$1,497,493			$1,350,131
Net interest income		$11,707			$10,850
Interest rate spread			3.23%			3.32%
Net interest margin			3.33%			3.43%